Exhibit 23.02

    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 15, 2000 appearing in the Current Report on Form 8-K/A of Corning Incorporated filed on February 23, 2001.

PricewaterhouseCoopers SpA
Milan, Italy

March 13, 2001